EXHIBIT 10.29

                              NINTH LEASE AMENDMENT

     THIS NINTH LEASE AMENDMENT (the "Ninth Amendment") is executed this 19th day of February, 1999 by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, ("Landlord"), and EXPRESS SCRIPTS, INC., a Delaware corporation, ("Tenant")

                              W I T N E S S E T H :

     WHEREAS, Riverport, Inc. and Douglas Development Company - Irvine Partnership in Commendam (collectively, the "Original Landlord") and Tenant entered into a lease dated March 3, 1992 (including all Exhibits, Addenda and Amendments thereto, the "Lease") for a certain 64,000 square foot office/warehouse building located at 14042 Riverport Drive, St. Louis, Missouri 63043 (the "Building");

     WHEREAS, in November, 1992, Original Landlord transferred all its right, title, and interest in the Building to Sverdrup/MDRC Joint Venture ("Successor Landlord") and said Successor Landlord assumed all of Original Landlord's duties and obligations under the Lease;

     WHEREAS, Successor Landlord and Tenant entered into a First Amendment to Lease dated December 29, 1992 (the "First Amendment"), a Second Amendment to Lease dated May 28, 1993 (the "Second Amendment"), a Third Amendment to Lease dated October 15, 1993 (the "Third Amendment"), a Fourth Amendment to Lease dated March 24, 1994 (the "Fourth Amendment"), a Fifth Amendment to Lease dated June 30, 1994 (the "Fifth Amendment"), a Sixth Amendment to Lease dated January 31, 1995 (the "Sixth Amendment"), a Seventh Amendment to Lease dated August 14, 1998 (the "Seventh Amendment"), and an Eighth Amendment to Lease dated August 14, 1998 (the "Eight Amendment");

     WHEREAS, pursuant to the Third Amendment, Landlord agreed to rent to Tenant and Tenant agreed to lease from Landlord an additional 12,365 square feet (the "Additional Space");

     WHEREAS, pursuant to the Fifth Amendment, Landlord and Tenant agreed that the Additional Space was no longer a part of the Premises, and that the Third Amendment would constitute a lease of and by itself (the "Additional Space Lease") standing on its own terms and consisting of all the same terms and conditions as were contained in the Lease (except to the extent that such terms and conditions relate solely and expressly to the Premises) and in the Third Amendment;

     WHEREAS, on or about September 26, 1997, Successor Landlord transferred all of its right, title and interest under the Lease and in and to the Premises and in and to the Additional Space Lease to Landlord;

     WHEREAS, pursuant to the Seventh Amendment, the termination date of the Additional Space Lease was extended from December 1, 1998 to the later of (i)
August 1, 1999 or (ii) the date which is sixty (60) days following the Commencement Date (as defined in the Office Lease referenced and identified in the Seventh Amendment) of the Office Lease;

     WHEREAS, Tenant desires to extend the term of the Additional Space Lease until December 31, 2000; and

     WHEREAS, Landlord and Tenant desire to amend certain provisions of the Additional Space Lease to reflect such extension;

     NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Ninth Amendment and agree as follows:

     1. TERMINATION DATE. The termination date of the Additional Space Lease (but said lease only) is hereby extended to December 31, 2000.

     2. ADDITIONAL SPACE RENT. Commencing on January 1, 2000, and on the first day of each calendar month thereafter during the course of the tenancy with respect to the Additional Space, Tenant shall pay to Landlord as Base Rent an amount equal to $5,873.38 instead of $4,585.35.

     3. CONDITION OF PREMISES. Upon the expiration or earlier termination of the Additional Space Lease, Tenant shall return the Additional Space in broom clean condition, normal wear and tear, Tenant's improvements (as defined in the Third Amendment), other non-structural improvements and modifications, and loss by fire or other casualty excepted.

     4. OPTION TO EXTEND.

     A. GRANT AND EXERCISE OF OPTION. This Option to Extend applies to the Additional Space Lease only. Provided that (i) Tenant has not been in default hereunder at any time during the Term of the Additional Space Lease (the "Original Additional Space Term"), (ii) Tenant originally named herein remains in possession of and has been continuously operating in the Additional Space throughout the Original Additional Space Term and (iii) Tenant's use of the Additional Space remains the same as designated in Section XI of the Lease, Tenant shall have one (1) option to extend the Original Additional Space Term for one (1) additional period of three (3) years (the "Additional Space Extension Term"). The Additional Space Extension Term shall be upon the same terms and conditions contained in the Additional Space Lease for the Original Additional Space Term except (i) Tenant shall not have any further option to extend and (ii) the Minimum Annual Base Rent shall be adjusted as set forth herein ("Rent Adjustment"). Tenant shall exercise such option by delivering to Landlord, no later than April 1, 2000, written notice of Tenant's desire to extend the Original Additional Space Term. Tenant's failure to properly exercise such option shall waive it. If Tenant properly exercises its option to extend, Landlord shall notify Tenant in writing, within twenty (20) days of receipt by Landlord of Tenant's said notice, of Landlord's proposed Effective Market Base Rent Rate (as hereinafter defined) and Landlord's proposed Minimum Annual Base Rent for the Additional Space Extension Term. The Minimum Monthly Base Rent shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Base Rent for the Additional Space Extension Term and shall be paid at the same time and in the same manner as provided in the Additional Space Lease. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Additional Space Extension Term.

     B. RENT ADJUSTMENT. The Minimum Annual Base Rent for the Additional Space Extension Term shall be an amount equal to ninety-five percent (95%) of the projected Effective Market Base Rent Rate, as at the commencement date of the Additional Space Extension Term which said Effective Market Base Rent Rate shall be the rate charged to tenants for space of comparable size, location, and conditions in comparable property within a five (5) mile radius of the Building. Said Effective Market Base Rent Rate shall take into consideration the following: location, quality, age, common area factors, finish allowances, rental abatement, parking charges, lease assumptions, moving allowances, space planning allowances, refurbishment allowances, and any other concession or inducement. In addition, other consideration such as credit standing of Tenant, lease term, and any other issues that would be relevant in making a market rate determination should be considered. If Landlord and Tenant should be unable to agree as to the Effective Market Base Rent Rate for the Additional Space Extension Term within twenty (20) days of receipt by Tenant of Landlord's said notice, then Landlord and Tenant shall each select a qualified real estate appraiser (as hereinafter defined) to determine the Effective Market Base Rent Rate. Said appraisers shall render their written decision within twenty (20) days after the date of their selection. If the difference between the high appraisal and the low appraisal is ten percent (10%) or less of the low appraisal, then the Effective Market Base Rent Rate shall be the average between the low appraisal and the high appraisal and the Minimum Annual Base Rent for the Additional Space Extension Term shall be ninety-five percent (95%) thereof. In the event said difference is in excess of ten percent (10%), then the appraisers shall mutually select a third appraiser who shall render a written decision of the Effective Market Base Rent Rate within twenty (20) days of his/her selection. The Minimum Annual Base Rent during the Additional Space Extension Term shall be ninety-five percent (95%) of the Effective Market Base Rent Rate as established by the third appraiser; provided, however, that said Effective Market Base Rent Rate shall not be greater than the initial high appraisal or be less than the initial low appraisal nor shall the Minimum Annual Base Rent for the Additional Space Extension Term be less than the Minimum Annual Base Rent payable by Tenant to Landlord as of the Termination Date of the immediately preceding Original Additional Space Term. In the event that the two appraisers fail or refuse to select a third appraiser, either party may make application, upon written notice to the other, to the Chief Judge of the United States District Court for the Eastern District of Missouri, Eastern Division, who shall select the third appraiser. Either party may, within three (3) business days of the making of application to the Chief Judge, submit a list of not more than five (5) qualified (as herein specified) real estate appraisers for the guidance of the Chief Judge. Each party shall pay the appraiser selected by it and the costs of the third appraiser, if any, shall be borne equally by Landlord and Tenant. If it shall become necessary to select appraisers in accordance with the terms of this Section 4.B, said appraisers shall be either
(i) a disinterested commercial real estate broker with at least ten (10) years professional experience in the St. Louis, Missouri metropolitan industrial market or (ii) a disinterested person with at least ten (10) years professional experience in commercial real estate appraisal in the St. Louis, Missouri metropolitan area, and a member in good standing in at least one of the following professional organizations: The Society of Real Estate Appraisers (holding the SREA designation), or the American Institute of Real Estate Appraisers (holding the MAI designation).

     5. EXAMINATION OF AMENDMENT. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

     6. DEFINITIONS. Except as otherwise provided herein, the capitalized terms used in this Ninth Amendment shall have the definitions set forth in the Lease.

     7. INCORPORATION. This Ninth Amendment shall be incorporated into and made a part of the Additional Space Lease, and all provisions of the Additional Space Lease not expressly modified or amended hereby shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Ninth Amendment to be executed on the day and year first above written.

                             LANDLORD:

                             DUKE REALTY LIMITED PARTNERSHIP,
                             an Indiana limited partnership

                             By:      Duke Realty Investments, Inc.,
                                      its General Partner
ATTEST:

/s/ James D. Echoff                    By: /s/ Ramsey F. Maune
Corporate Attorney                          Ramsey F. Maune
and Vice President                          Vice President and General Manager
                                            St. Louis Industrial Group

                              TENANT:

                              EXPRESS SCRIPTS, INC., a Delaware
                              corporation

ATTEST:                       By: /s/ Thomas M. Boudreau
                                   Thomas M. Boudreau
/s/ Keith J. Ebling                Senior Vice President and General Counsel
Secretary



STATE OF MISSOURI   )
                    ) SS:
COUNTY OF ST. LOUIS )

     Before me, a Notary Public in and for said County and State, personally appeared Thomas M. Boudreau, by me known and by me known to be the Sr. Vice President of Express Scripts, Inc., a Delaware corporation who acknowledged the execution of the foregoing Ninth Amendment on behalf of said corporation.

     WITNESS my hand and Notarial Seal this 9th day of February, 1999.

                                        /s/ Kathleen M. Dolan
                                              Notary Public

                                             Kathleen M. Dolan
                                             (Printed Signature)

My Commission Expires: 4/14/2001

My County of Residence: St. Louis County

STATE OF MISSOURI   )
                    ) SS:
COUNTY OF ST. LOUIS )

     Before me, a Notary Public in and for said County and State, personally appeared Ramsey F. Maune, by me known and by me known to be the Vice President and General Manager-St. Louis Industrial Group of Duke Realty Limited Partnership, an Indiana limited partnership who acknowledged the execution of the foregoing Ninth Amendment on behalf of said corporation.

     WITNESS my hand and Notarial Seal this 19th day of February, 1999.


                                        /s/ Kathleen M. Wade
                                             Notary Public

                                        Kathleen M. Wade
                                        (Printed Signature)

My Commission Expires:5/4/2002

My County of Residence: St. Louis County